LightPath Technologies 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-23515, 333-23511, 333-41705, 333-92017, 333-121389, 333-121385, 333-96083, 333-50976, 333-50974, 333-155044 and 333-153743) on Form S-8 and (Nos. 333-113814, 333-37443, 333-39641, 333-47905, 333-86185,  333-93179, 333-94303, 333-31104, 333-37622, 333-47992, 333-51474, 333-75528, 333-127053, 333-133772, 333-146550, 333-159603, 333-162342, 333-163416 and 333-166633) on Form S-3 of LightPath Technologies, Inc. of our report dated September 16, 2010 relating to the consolidated financial statements appearing in this Form 10-K.

/s/ Cross, Fernandez & Riley, LLP
Cross, Fernandez & Riley, LLP
Certified Public Accountants

Orlando, Florida
September 16, 2010